certification

William Ferri, President, and Brian Curley, Treasurer of the Cantor Fitzgerald Infrastructure Fund (the “Registrant”), each certify to the best of his knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended September 30, 2023 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer/President                   Principal Financial Officer/Treasurer

Cantor Fitzgerald Infrastructure Fund                   Cantor Fitzgerald Infrastructure Fund

/s/William Ferri                                                    /s/ Brian Curley

William Ferri                                                      Brian Curley

Date: 12/6/2023                                                  Date: 12/6/2023

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Cantor Fitzgerald Infrastructure Fund and will be retained by Cantor Fitzgerald Infrastructure Fund and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.